Exhibit 99.01

WindStream Provides Update on

Manufacturing Facility in Hyderabad, India

SolarMills Expected to be Available Q2 2015

NORTH VERNON, IN – 03/09/15 – WindStream Technologies, Inc. (OTCQB: WSTI) WindStream is pleased to announce that it is on schedule to open its 50,000 sq. ft. manufacturing facility outside of Hyderabad, India the first week of April 2015. The Hyderabad facility will be the Company’s second manufacturing plant, focused on building its proprietary SolarMill® products and designed to service the Indian and South Asian markets. Please visit http://www.windstream-inc.com/windstream-india/manufacturing-in-india to see the construction progress of the WindStream India factory. Construction began in December 2014.

WindStream expects SolarMill® products will first be available from this new factory in the early second quarter of 2015 and will focus on servicing the Indian market to start.

The new facility has received its first container of 80 complete SolarMills, which are slated for distribution, large pilot programs, and the needed certifications from local governmental agencies. The Company has secured high visibility sites across India for showcasing the technology and initial pilots, including railway stations, government buildings, universities, residential dwellings and a variety of business properties.

Also, the Company has shipped its first container of 200 units’ worth of component parts to the Indian facility, from which finished product will be assembled and sold; this container is expected to arrive in mid-April. An additional 80 completed units as well as components for an additional 300 units will be shipped in March.

WindStream plans to ship additional containers of the component parts every month until the Hyderabad facility becomes 100% vertical, which the Company anticipates will be in the third quarter of 2015. This supply of components will enable thousands of SolarMill units to be manufactured and assembled as Indian products, meeting the requirement for generous government subsidies for renewable energy deployment and installation.

“This is a major milestone for WindStream and will enable the Company to continue to build its worldwide brand,” said Dan Bates, President of WindStream.

With greater than 400 million people who live without grid-supplied energy and the Indian government aggressively moving to provide electricity to rural India, the Company expects to see great demand for the SolarMill products.

The Company expects the Indian operation to produce overall between 2,000 and 3,000 SolarMills in 2015, and anticipates that number increasing in future years as process and procedures are refined and improved upon. The Company expects it will sell its entire production run in 2015.

About WindStream Technologies: Founded in 2008, WindStream Technologies, a public company (OTCQB: WSTI), is headquartered in North Vernon, Indiana. WindStream Technologies was established to create low-cost hybrid, renewable energy solutions for urban, suburban, and on and off-grid environments. Made in the USA, its patented SolarMill® technology is a distributed energy solution, which produces continuous renewable energy for customers that is always available. The Company’s products are sold globally. For more information please visit www.windstream-inc.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect” and “intend,” among others. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, such as business and political conditions in the geographic areas in which we sell our products; weather and natural disasters; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged.

Investors should read the risk factors set forth in the Annual Report on Form 10-K filed with the SEC on April 11, 2014 and future periodic reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Media Contact:
Caitlin Ertel
certel@windstream-inc.com

Or

Mike Porter

Porter, LeVay and Rose

212.564.4700

mike@plrinvest.com